CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Modern Capital Tactical Opportunities Fund and to the use of our report dated May 30, 2024 on the financial statements and financial highlights of Modern Capital Tactical Opportunities Fund, a series of Modern Capital Funds Trust. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 29, 2024